EXHIBIT 99.1





                              mBeach Software, Inc.

                             SUBSCRIPTION DOCUMENTS






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                             mBeach Software, Inc.

                      Subscription Documents and Procedure
                      ------------------------------------

         Each prospective investor for the Shares of mBeach Software, Inc. is required to complete, execute and return to the Company the following documents:

         SUBSCRIPTION AGREEMENT: Please complete all the open lines, date and sign on page 2, as applicable.


         Return the completed documents, to:

                             mBeach Software, Inc.
                             Attention: William Gaffney
                                        105 Hickory Oak Hollow
                                        Cumming GA 30040

Deliver the purchase price for the securities being purchased, at the rate of $0.01 per Share in increments of $500 to the above address along with the completed Subscription Documents.


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                             SUBSCRIPTION AGREEMENT
                             ----------------------

                              mBeach Software, Inc.
                             105 Hickory Oak Hollow
                                Cumming, GA 30040

A.    Instructions.
      -------------

      Each person considering subscribing for the Shares should review the following instructions:

      Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

      The Company shall have the right to accept or reject any subscription, in whole or in part.

      An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

      Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on 90 days from July 1, 2009 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company by up to an additional 90 days). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.    Communications.
      ---------------

      All documents and check should be forwarded to:

                              mBeach Software, Inc.
                             105 Hickory Oak Hollow
                                Cumming, GA 30040

                              Attn: William Gaffney

THE PURCHASE OF SHARES OF MBEACH SOFTWARE, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF MBEACH SOFTWARE, INC'S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

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                              mBeach Software, Inc.
                             105 Hickory Oak Hollow
                                Cumming, GA 30040

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                      -------------------------------------

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's Effective Final Prospectus filed on Form S-1/A and dated July __, 2009.

Total Number of Shares to be Acquired:            ______________________________

Amount to be Paid (price of $0.01 USD per Share): ______________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ________ of ________________________________, 2009.

NAME: (PRINT) as it should appear on the Certificate: __________________________

ADDRESS: _______________________________________________________________________

         _______________________________________________________________________


If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property


If Fiduciary or a Business or an Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney
Name and Type of Business Organization: ________________________________________


IDENTIFICATION AUTHENTICATION REQUIRED!:

Below is my (circle one) Social Security # - Passport# - Drivers License# - Tax ID# - Other ___________________

#_____________________________________________


SIGNATURE: ___________________________________


                           ACCEPTANCE OF SUBSCRIPTION
                           --------------------------

The foregoing Subscription is hereby accepted for and on behalf of MBEACH SOFTWARE, INC.

this _______ day of ____________________________ , 2009.

By: _________________________________________
    William Gaffney, President

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